Exhibit 3.199

CERTIFICATE OF FORMATION

OF

DIETRICH EMPLOYMENT RESOURCES, LLC

1.	The name of the limited liability company is Dietrich Employment Resources, LLC.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective immediately upon filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of this 14th day of November, 2008.

By:	/s/ Edward L. Sullivan
Edward L. Sullivan
Authorized Person

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION OF

DIETRICH EMPLOYMENT RESOURCES, LLC

1.	The name of the limited liability company is:

Dietrich Employment Resources, LLC

2.	Article 1 of the Certificate of Formation of the limited liability company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is Altair Employment Resources, LLC.”

3,	This Certificate of Amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 18th day of November, 2008.

Midwest Coal Resources, LLC
its Sole Member

/s/ Kenneth L. Wagner
By: Kenneth L. Wagner
Its: Secretary

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION OF

ALTAIR EMPLOYMENT RESOURCES, LLC

1.	The name of the limited liability company is:

Altair Employment Resources, LLC

2.	Article I of the Certificate of Formation of the limited liability company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is Peabody Services Holdings, LLC”

3.	This Certificate of Amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 10th day of December, 2008.

Peabody Investments Corp.
its Sole Member

/s/ Kenneth L. Wagner
By:	Kenneth L. Wagner
Its:	Vice President, Assistant General
Counsel and Assistant Secretary